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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the following Registration Statements of Tekelec on Form S-8 (Registration Nos. 33-48079, 33-82124, 33-60611, 333-05933, 333-28887, 333-37843, 333-71261 and 333-86147)
and on Form S-3 (Registration No. 333-95649) of our reports dated February 1, 2000, relating to consolidated financial statements and consolidated financial statement schedule which appear in this Annual Report on Form 10-K.






/s/ PricewaterhouseCoopers LLP
Woodland Hills, California
March 27, 2000